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                                                                      EXHIBIT 21


                            NABORS INDUSTRIES, INC.
               List of Subsidiaries and Certain Other Affiliates


Subsidiary or Affiliate                           Jurisdiction of Incorporation
-----------------------                           -----------------------------
Activo Rental, Inc.                                        Delaware
Andean Rental, Inc.                                        Delaware
AIC LLC. (50%)                                             Alaska
ARRH, Inc.                                                 Delaware
Beaufort Marine J.V. (50%)                                 Alaska
Canrig Drilling Technology Ltd.                            Alberta
Canrig Drilling Technology Ltd.                            Delaware
Crest Service Company                                      Delaware
Delta Acquisition Corp.                                    Texas
Delta Drilling Company                                     Texas
Exeter Drilling Company                                    Nevada
Exeter International, Inc.                                 Delaware
J.W. Gibson Well Service Company                           Delaware
Hemisphere Oil Services, Inc.                              Delaware
Intrafield Oil Services Limited                            Barbados
Kodiak Oilfield Haulers, Inc.                              Alaska
Loffland Brothers Company of Canada                        Delaware
Loffland Brothers de Venezuela, C.A.                       Venezuela
Loffland Brothers North Sea, Inc.                          Nevada
Maple Leaf Financial Services, Inc.                        Delaware
Nabors Acquisition Corp. III                               Delaware
Nabors Alaska Drilling, Inc.                               Alaska
Nabors Alaska Services Corp.                               Delaware
Nabors Canada Limited                                      Delaware
Nabors Capital, Ltd.                                       Delaware
Nabors Corporate Services, Inc.                            Delaware
Nabors Drilling & Energy Services UK Limited               United Kingdom
Nabors Drilling International Limited                      Delaware
Nabors Drilling International Limited                      Bermuda
Nabors Drilling Limited                                    Canada
Nabors Drilling USA, Inc.                                  Delaware
Nabors Equipment, Inc.                                     Delaware
Nabors Eurasia, Inc.                                       Delaware
Nabors Europe Limited                                      United Kingdom
Nabors Gull Corp.                                          Delaware
Nabors Incorporated Ecuador                                Ecuador
Nabors International, Inc.                                 Delaware
Nabors Kazakhstan Company                                  Kazakhstan
Nabors Offshore Drilling, Inc.                             Delaware
Nabors Oilfield Equipment, Inc.                            Delaware
Nabors Russia, Inc.                                        Delaware
Nabors Shipping Company                                    Delaware
Nabors Yemen, Ltd.                                         Delaware

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
Subsidiary or Affiliate                                 Jurisdiction of Incorporation
-----------------------                                 -----------------------------
Nabors Yemen Transportation Services, Ltd.                      Delaware
Nadrico Saudi Limited (45%)                                     Saudi Arabia
Peak Oilfield Services Company (50%)                            Alaska
Peak-Ploss Industries (49 1/2%)                                 Texas
Peak USA Energy Services, Ltd.  (Ltd. Partnership)              Texas
Petroleum Resources I, Inc.                                     Delaware
Red Deer Financial Services LLC                                 Delaware
SOL Insurance Limited                                           Bermuda
Solefin, Inc.                                                   Nevada
Sovereign Oilfield, Inc.                                        Delaware
Sovereign Supply Company                                        Delaware
Sundowner Offshore International (Bermuda) Limited              Bermuda
Sundowner Offshore Australia (50%)                              Australia
Sundowner Offshore Services, Inc.                               Nevada
Sundowner Trinidad, Inc.                                        Delaware
Sunset P&A Services                                             Nevada
Thistle Filtration Services Ltd.                                United Kingdom
Thistle Well Services Limited                                   United Kingdom
Thistle Wireline Services Ltd.                                  United Kingdom
West Range Leasing, Inc.                                        Delaware